                                  Exhibit 99.1




Walter Shephard
Vice President, Finance, Chief Financial Officer, and Treasurer
Voice:  860-704-3955
inquire@zygo.com


                                                           For Immediate Release
                                                           ---------------------

                ZYGO ANNOUNCES FISCAL 2005 FIRST QUARTER RESULTS

MIDDLEFIELD, CONNECTICUT (OCTOBER 28, 2004).....Zygo Corporation (NASDAQ: ZIGO)


The Company recorded earnings from continuing operations of $1.4 million, or $0.08 per diluted share, for the first quarter of fiscal 2005, as compared with a loss from continuing operations of $0.7 million, or $0.04 per diluted share, for the first quarter of fiscal 2004.

Net sales for the first quarter of fiscal 2005 increased 14% to $27.6 million as compared with the prior year first quarter. Backlog at September 30, 2004 totaled $61.4 million, an increase of $6.5 million, or 12%, from June 30, 2004 and increased $24.3 million, or 65%, from September 26, 2003.

The Company recorded net earnings of $1.3 million, or $0.07 per diluted share, for the first quarter of fiscal 2005, which included a loss from discontinued operations of $0.1 million, or $0.01 per diluted share. This compares with a net loss of $0.8 million, or $0.05 per diluted share, for the first quarter of fiscal 2004, which included a loss from discontinued operations of $0.1 million, or $0.01 per diluted share.

Orders for the first quarter of fiscal 2005 increased 41% to $34.1 million from the first quarter of fiscal 2004. Orders from the Company's semiconductor segment accounted for 32% of the orders received, with the industrial segment accounting for 68% of the orders. This reflects strong demand in our industrial segment which offset the impact of the capital spending slowdown that is prevalent across the semiconductor industry.

Management's View

"We are pleased with the financial results and the strength of the bookings in the first quarter," noted Bruce Robinson, President and Chief Executive Officer. "Earnings represented a $0.12 per diluted share turnaround from the first quarter of fiscal 2004. The backlog continued to climb and at $61.4 million is near record levels. The first quarter is normally seasonally weak and this year provided a positive change with orders at $34.1 million."


Highlights for the First Quarter of fiscal 2005:

     o Gross profit remained above 40% for the second consecutive quarter reflecting ongoing success with factory cost reduction programs.

     o    Book-to-bill ratio remained above 1.0 for the fourth straight quarter.

     o Flat panel orders were received from both Japan and Taiwan as our metrology products continue to receive high acceptance in that market.

     o Although we have seen a capital spending slowdown in the semiconductor market, the industrial segment of our business was very strong.



ZYGO's teleconference to discuss the results of the first quarter of fiscal 2005 will be held at 6 PM Eastern Standard Time on October 28, 2004 and can be accessed by dialing 800-732-6079. This call is web cast live on ZYGO's web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Zygo Corporation (NASDAQ: ZIGO), headquartered in Middlefield, Connecticut, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial industries. See ZYGO's web site at www.zygo.com for additional information.

All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on new product development, rapid technological and market change, international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations, and changes in expected costs of discontinued operations. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2004.

                        Zygo Corporation and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                                               Three Months Ended
                                                          -----------------------------
                                                          September 30,   September 26,
                                                              2004            2003
                                                          -------------   -------------
Net sales
         Products                                           $25,883        $19,812
         Development services                                 1,695          4,435
                                                            -------        -------
                                                             27,578         24,247
                                                            -------        -------
Cost of goods sold
         Products                                            15,168         12,813
         Development services                                 1,297          3,657
                                                            -------        -------
                                                             16,465         16,470
                                                            -------        -------
         Gross profit                                        11,113          7,777

Selling, general, and administrative expenses                 5,659          5,838
Research, development, and engineering expenses               3,208          3,309
                                                            -------        -------
         Operating profit (loss)                              2,246         (1,370)
                                                            -------        -------

Other income (expense):
         Interest income                                        179            204
         Miscellaneous income (expense), net                    (29)            45
                                                            -------        -------
         Total other income                                     150            249
                                                            -------        -------
         Earnings (loss) from continuing operations
            before income taxes and minority interest         2,396         (1,121)

Income tax benefit (expense)                                   (862)           448
Minority interest                                              (122)            10
                                                            -------        -------
         Earnings (loss) from continuing operations           1,412           (663)
                                                            -------        -------

Discontinued TeraOptix operations, net of tax                   (61)          (162)
Charges and adjustments on the disposal of
   TeraOptix, net of tax                                         (4)           -
                                                            -------        -------
         Loss from discontinued operations                      (65)          (162)
                                                            -------        -------
Net earnings (loss)                                         $ 1,347        $  (825)
                                                            =======        =======

Basic  - Earnings (loss) per share:
         Continuing operations                              $  0.08        $ (0.04)
         Discontinued operations                            $   -          $ (0.01)
                                                            -------        -------
         Net earnings (loss)                                $  0.08        $ (0.05)
                                                            =======        =======

Diluted - Earnings (loss) per share:
         Continuing operations                              $  0.08        $ (0.04)
         Discontinued operations                            $ (0.01)       $ (0.01)
                                                            -------        -------
         Net earnings (loss)                                $  0.07        $ (0.05)
                                                            =======        =======

Weighted average shares outstanding:
         Basic shares                                        17,923         17,678
                                                            =======        =======
         Diluted shares                                      18,115         17,678
                                                            =======        =======

                        Zygo Corporation and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)


(Thousands of dollars)                                September 30, 2004   June 30, 2004
                                                      ------------------   -------------
Assets
Current assets:
         Cash and cash equivalents                         $ 15,796          $ 17,462
         Marketable securities                                9,173             8,428
         Receivables, net                                    20,401            26,338
         Inventories                                         26,713            21,547
         Prepaid expenses                                     1,909             1,915
         Deferred income taxes                                3,471             3,999
         Assets from discontinued unit held for sale          2,012             2,012
                                                           --------          --------
              Total current assets                           79,475            81,701

Marketable securities                                         9,495             8,503
Property, plant, and equipment, net                          28,626            27,433
Deferred income taxes                                        31,086            31,738
Intangible assets, net                                        5,090             4,999
Other assets                                                  1,075             1,078
                                                           --------          --------
Total assets                                               $154,847          $155,452
                                                           ========          ========


Liabilities and Stockholders' Equity
Current liabilities:
         Payables                                          $ 10,424          $ 10,384
         Accrued expenses and progress payments               8,602            10,798
         Income taxes payable                                 2,059             2,038
                                                           --------          --------
              Total current liabilities                      21,085            23,220

Other long-term liabilities                                     244               350
Minority interest                                             1,360             1,238
Stockholders' equity                                        132,158           130,644
                                                           --------          --------
Total liabilities and stockholders' equity                 $154,847          $155,452
                                                           ========          ========